UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2011

XENOPORT, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51329	94-3330837
(Commission File No.)	(IRS Employer Identification No.)

3410 Central Expressway

Santa Clara, California 95051

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (408) 616-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

On April 25, 2011, XenoPort, Inc. (“XenoPort”) announced that it had reached agreement with the U.S. Food and Drug Administration (“FDA”) on a Special Protocol Assessment (“SPA”) for a pivotal Phase 3 clinical trial of arbaclofen placarbil (“AP”), previously known as XP19986, as a potential treatment of spasticity in multiple sclerosis (“MS”) patients. An SPA is a written agreement with the FDA on the design, including the scope and size of the patient population, the efficacy endpoints and safety assessments, the duration of treatment and the statistical analysis plan, of a pivotal Phase 3 trial to support an efficacy claim in a new drug application (“NDA”).

In addition, XenoPort reported that it has completed an End of Phase 2 meeting with the FDA regarding the additional studies required to enable submission of an NDA for AP as a treatment for spasticity. The FDA indicated that the Phase 3 pivotal trial that is the subject of the SPA and these additional studies could form the basis of an NDA to be filed under Section 505(b)(2), which allows reference to published literature and the FDA’s previous finding of safety and effectiveness for baclofen, a drug that has been approved by the FDA for the alleviation of signs and symptoms of spasticity in individuals with MS or spinal cord injury.

XenoPort plans to initiate the pivotal Phase 3 clinical trial that is the subject of the SPA later this quarter. The trial will be a multi-center, randomized, double-blind, placebo-controlled study designed to assess the efficacy and safety of AP as a treatment for spasticity in MS patients. XenoPort expects to enroll approximately 200 subjects in this trial, which will be conducted in the United States. Eligible subjects will be randomized to one of four arms: 15 mg, 30 mg or 45 mg of AP or placebo dosed twice daily with food. The entire treatment period will be 13 weeks.

There will be two co-primary endpoints for the trial. The first co-primary endpoint will be the change from baseline in maximum Ashworth Scale score assessed six hours after morning dosing at week 10. The maximum Ashworth score is determined by the muscle group with the highest Ashworth score at baseline. At baseline, subjects must have a maximum Ashworth score of two or greater. The second co-primary endpoint will be the score on the 7-point Patient Global Impression of Change (“PGIC”) scale at week 10. The analysis of the co-primary endpoints will examine the change in maximum Ashworth score and the PGIC score after at least eight weeks of stable dosing at the fixed dose to which the subject is randomized. The co-primary endpoints will be analyzed independently, both using observed case data and utilizing a mixed models repeated measures analysis.

In addition to this Phase 3 efficacy trial, per the guidance that it received from the End of Phase 2 meeting, XenoPort also plans to conduct additional studies that are intended to be part of the NDA. Subjects who complete the 13-week pivotal Phase 3 efficacy trial will have the option to enter a six-month, open-label safety study of AP. Together, these trials are intended to provide nine months of AP exposure for at least 100 MS patients, as requested by the FDA. XenoPort will also conduct a Phase 1 study in healthy subjects that is designed to demonstrate that R-baclofen exposure associated with the maximum potential clinical dose of AP does not exceed those exposures produced by the highest approved dose of racemic baclofen (20 mg dosed four times daily). In addition, XenoPort plans to conduct two clinical pharmacology trials to evaluate the effect of food on AP pharmacokinetics in healthy subjects and to evaluate pharmacokinetics of AP in subjects with renal impairment.

XenoPort intends to submit to the FDA, as soon possible, its completed cardiovascular safety study (Thorough QTc study) and an analysis of the exposures for intact prodrug and R-baclofen achieved in non-human species in completed toxicology and carcinogenicity studies relative to the exposures in humans at the proposed clinical doses. The FDA has agreed to provide feedback in a timely manner on these submissions. If additional studies are required after such FDA review, XenoPort believes these studies could be completed prior to the completion of the six-month, open-label safety study.

This report contains “forward-looking” statements, including, without limitation, all statements related to the potential of AP as a treatment of spasticity; XenoPort’s future AP clinical development program and the timing and the results thereof; planned preclinical studies and clinical trials; the potential for the filing of an NDA with the FDA under Section 505(b)(2); the regulatory process and future requirements and the timing and outcome of regulatory actions; and the suitability of AP as a treatment for spasticity. Any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believe,” “could,” “enable,” “expects,” “hope,” “intended,” “intends,” “may,” “plans,” “potential,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon XenoPort’s current expectations. Forward-looking statements involve risks and uncertainties. XenoPort’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the uncertain results and timing of clinical trials and other studies; XenoPort’s ability to successfully conduct clinical trials in the anticipated timeframes, or at all; the uncertainty of the FDA approval process, including uncertainty as to whether the FDA would approve an NDA filed under Section 505(b)(2) and as to the requirements for acceptance and approval of any such filing; XenoPort’s dependence on its current and additional collaborative partners; and the uncertain therapeutic and commercial value of XenoPort’s product candidates. These and other risk factors are discussed under the heading “Risk Factors” in XenoPort’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission on March 1, 2011. XenoPort expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOPORT, INC.
(Registrant)

Dated: April 25, 2011	By:	/s/ William G. Harris
William G. Harris
Senior Vice President of Finance and
Chief Financial Officer